Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned principal financial and accounting officer certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: November 12, 2015	/s/	Derek T. Welch
Derek T. Welch
Chief Financial Officer
(principal financial and accounting officer)

X-4